Exhibit 99.1

LTC Announces Operating Results for the Three and Six Months Ended
June 30, 2003

    MALIBU, Calif.--(BUSINESS WIRE)--July 30, 2003--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and six months ended June 30, 2003.
    LTC announced that for the three months ended June 30, 2003, net income available to common stockholders was $2.6 million or $0.15 per diluted share compared to $10.6 million or $0.55 per diluted share for the three months ended June 30, 2002. The results for the three months ended June 30, 2003 included a gain on sale of assets of $0.7 million compared to a gain on sale of assets of $13.2 million for the same period in 2002. Additionally, the results for the comparative 2002 period included an impairment charge of $4.9 million and the Company reported no impairment charge for the three months ended June 30, 2003. Revenues for the three months ended June 30, 2003 were $15.9 million versus $17.0 million for the same period last year. Funds From Operations ("FFO"), a non-GAAP measure of a REIT's financial performance defined as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non cash charges, was $5.2 million or $0.29 per diluted share, compared to $6.0 million or $0.32 per diluted share for the same period in 2002. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with GAAP. Please see the attached reconciliation of net income available to common stockholders to FFO available to common stockholders.
    For the six months ended June 30, 2003, net income available to common stockholders was $2.7 million or $0.15 per diluted share compared to $13.0 million or $0.70 per diluted share for the six months ended June 30, 2002. Revenues for the six months ended June 30, 2003 were $31.9 million versus $34.2 million for the same period last year. FFO was $9.8 million or $0.55 per diluted share, compared to $12.2 million or $0.66 per diluted share for the same period in 2002.
    Reflected in the results for the three months ended June 30, 2003, was a gain on sale of $0.7 million related to three skilled nursing facilities in Texas, one of which was formerly operated by Sun Healthcare Group, Inc. ("Sun"). Net proceeds of $2.6 million from the sale were used to pay outstanding borrowings under LTC's Senior Secured Revolving Line of Credit. In addition, LTC announced that during the second quarter of 2003, it acquired two skilled nursing facilities in New Mexico with a total of 98 beds from CLC Healthcare, Inc. ("CLC"). LTC paid cash of $1.2 million for the two facilities and CLC used the $1.2 million to repay the outstanding loan balance due to a REMIC pool originated by LTC. LTC leased these facilities, along with two other facilities in New Mexico previously operated by Sun, to a third party operator under a master lease beginning July 1, 2003. This master lease provides for rents of $0.8 million in the initial year with 2.0% increases annually for 15 years.
    LTC also announced that it had leased to a third party operator four skilled nursing facilities in Georgia formerly operated by CLC for $0.7 million in the initial year beginning July 1, 2003 with 3.0% increases annually for 15 years.
    At June 30, 2003, LTC had investments in 94 skilled nursing facilities, 96 assisted living residences and one school in 30 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments.

    This press release includes statements that are not purely historical and are "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company's management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.



                         LTC PROPERTIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           (Amounts in thousands, except per share amounts)
                              (Unaudited)

                                     Three Months       Six Months
                                        Ended             Ended
                                       June 30,          June 30,
                                     2003     2002     2003     2002
Revenues:
  Rental income                    $10,081  $10,536  $19,982  $21,057
  Interest income from mortgage
   loans and notes receivable        2,489    2,525    4,996    5,118
  Interest income from REMIC
   Certificates                      2,551    3,219    5,337    6,486
  Interest and other income            783      766    1,615    1,511
          Total revenues            15,904   17,046   31,930   34,172

Expenses:
  Interest expense                   5,001    5,310   10,193   10,736
  Depreciation and amortization      3,255    3,663    6,457    7,207
  Impairment charge                     --    4,882    1,260    4,882
  Legal expenses                       408       74      776      136
  Operating and other expenses       1,237    1,392    3,070    2,968
          Total expenses             9,901   15,321   21,756   25,929
Income before minority interest      6,003    1,725   10,174    8,243
Minority interest                     (326)    (335)    (647)    (656)
Income from continuing operations    5,677    1,390    9,527    7,587

Discontinued operations:
  Income (loss) from discontinued
   operations                           24     (220)      58     (164)
  Gain on sale of assets, net          679   13,192      679   13,120
Net income from discontinued
 operations                            703   12,972      737   12,956

Net income                           6,380   14,362   10,264   20,543
Preferred stock dividends           (3,756)  (3,761)  (7,517)  (7,519)
Net income available to common
 stockholders                       $2,624  $10,601   $2,747  $13,024

Net Income (Loss) per Common Share from
 Continuing Operations Net of
 Preferred Stock Dividends:
  Basic                              $0.11   $(0.13)   $0.11    $0.00
  Diluted                            $0.11   $(0.13)   $0.11    $0.00

Net Income per Common Share from
 Discontinued Operations:
  Basic                              $0.04    $0.71    $0.04    $0.70
  Diluted                            $0.04    $0.66    $0.04    $0.70

Net Income per Common Share Available to
 Common Stockholders:
  Basic                              $0.15    $0.58    $0.15    $0.71
  Diluted                            $0.15    $0.55    $0.15    $0.70

Basic weighted average shares
 outstanding                        17,775   18,393   17,870   18,393

NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.



    Reconciliation of Funds From Operations ("FFO")

    FFO is a supplemental measure of a REIT's financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company's FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.
    The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, in thousands, except per share amounts):



                                      Three Months      Six Months
                                         Ended             Ended
                                        June 30,          June 30,
                                      2003     2002    2003     2002

Net income available to common
 stockholders                        $2,624  $10,601  $2,747  $13,024
Add: Real estate depreciation         3,275    3,671   6,507    7,384
Add: Impairment charge                   --    4,882   1,260    4,882
Less: (Gain) on sale of  assets, net   (679) (13,192)   (679) (13,120)
Funds from operations available to
 common stockholders                 $5,220   $5,962  $9,835  $12,170

Basic funds from operations available
 to common stockholders per share     $0.29    $0.32   $0.55    $0.66
Diluted funds from operations
 available to common stockholders per
 share                                $0.29    $0.32   $0.55    $0.66




                         LTC PROPERTIES, INC.
                      CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands, except per share amounts)

                                                   June 30,   Dec. 31,
                                                     2003       2002
ASSETS                                           (Unaudited)
Real Estate Investments:
  Buildings and improvements, net of accumulated
   depreciation and amortization:
   2003 -- $69,877; 2002 -- $63,495                $372,503  $377,566
  Land                                               25,934    25,812
  Properties held for sale, net of accumulated
   depreciation and amortization:
   2003 -- $0; 2002 -- $821                              --     1,962
  Mortgage loans receivable, net of allowance for
   doubtful accounts:
   2003 -- $1,280; 2002 -- $1,280                    83,642    82,675
  REMIC Certificates                                 62,933    64,419
     Real estate investments, net                   545,012   552,434
Other Assets:
  Cash and cash equivalents                           3,233     8,001
  Debt issue costs, net                               4,067     5,309
  Interest receivable                                 4,014     3,781
  Prepaid expenses and other assets                   2,769     2,069
  Notes receivable
   (includes $3,095 due from CLC Healthcare,
   Inc. in 2003 and 2002)                            15,269    15,622
  Marketable debt securities                          9,650     7,968
  Note receivable from CLC Healthcare, Inc.           5,245     4,741
                                                     44,247    47,491
     Total Assets                                  $589,259  $599,925

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank borrowings                                     $49,557   $48,421
Mortgage loans payable                              129,479   136,971
Bonds payable and capital lease obligations          14,866    15,361
Senior mortgage participation payable                29,239    29,667
Accrued interest                                      1,288     1,293
Accrued expenses and other liabilities                5,227     6,419
Distributions payable                                   979       981
     Total Liabilities                              230,635   239,113

Minority interest                                    13,283    13,399
Stockholders' equity:
Preferred stock $0.01 par value: 10,000 shares
 authorized; shares issued and outstanding:
 2003 -- 7,052; 2002 -- 7,062                       164,986   165,183
Common stock: $0.01 par value; 40,000 shares
 authorized; shares issued and outstanding:
 2003 -- 17,795; 2002 -- 18,055                         178       181
Capital in excess of par value                      250,998   253,050
Cumulative net income                               260,893   250,629
Other                                                (4,194)   (6,112)
Cumulative distributions                           (327,520) (315,518)
     Total Stockholders' Equity                     345,341   347,413
     Total Liabilities and Stockholders' Equity    $589,259  $599,925

    CONTACT: LTC Properties, Inc.
             Andre C. Dimitriadis/Wendy L. Simpson, 805-981-8655